Exhibit 23(n)(3) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

INSTITUTIONAL SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

1.           Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Shares will consist of

(i)	with respect to money market funds, sales and shareholder servicing by financial intermediaries; and

(ii)	with respect to fluctuating NAV funds, sales and shareholder servicing by financial intermediaries to the following categories of investors (“Eligible Investors”);

•	An investor participating in a wrap program or other fee-based program sponsored by a financial intermediary;
•	An investor participating in a no-load network or platform sponsored by a financial intermediary where Federated has entered into an agreement with the intermediary;
•
A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;

•	An employer-sponsored retirement plan;
•	A trust institution investing on behalf of its trust customers;
•	An investor purchasing Shares through a financial intermediary other than pursuant to an Eligible Investor arrangement described above;
•	An investor, other than a natural person, purchasing Shares directly from the Fund;
•	An investor (including a natural person) who owned Shares as of December 31, 2008. and
•
Without regard to the initial investment minimum, an investor who acquired Institutional Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares.

The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided.  In connection with this basic arrangement, Institutional Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Institutional Shares
Sales Load	None

Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	As set forth in the attached Schedule
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Institutional Shares as described in Section 3 of the Plan
2.           Conversion and Exchange Privileges

For purposes of Rule 18f-3, Institutional Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privilege:
Institutional Shares may be exchanged for Institutional Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Liberty U.S. Government Money Market Trust and Class K Shares.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.
SCHEDULE OF FUNDS
OFFERING INSTITUTIONAL SHARES

The Funds set forth on this Schedule each offer Institutional Shares on the terms set forth in the Institutional Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee

Federated Adjustable Rate Securities Fund	None	0.25%

Federated Equity Funds:
Federated Capital Appreciation Fund	None	None
Federated Clover Mid Value Fund	None	None
Federated Clover Small Value Fund	None	None
Federated Clover Value Fund	None	None
Federated InterContinental Fund	None	None
Federated International Strategic Value Fund	None	None
Federated Kaufmann Large Cap Fund	None	None
Federated Market Opportunity Fund	None	None
Federated Prudent Bear Fund	None	None
Federated Strategic Value Fund	None	None

Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund	None	None
Federated Municipal Ultrashort Fund	None	None

Federated GNMA Trust	None	0.25%

Federated Income Securities Trust:
Federated Intermediate Corporate Bond Fund	None	0.25%
Federated Prudent Global Income Fund	None	None
Federated Real Return Bond Fund	None	0.25%
Federated Short-Term Income Fund	None	0.25%

Federated Income Trust	None	0.25%

Federated Index Trust:
Federated Max-Cap Index Fund	None	0.25%
Federated Mini-Cap Index Fund	None	0.25%

Federated Institutional Trust:
Federated Government Ultrashort Duration Fund	None	None
Federated Intermediate Government/Corporate Fund	None	None

Federated Intermediate Government Fund, Inc.	None	None

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee

Federated Investment Series Fund, Inc.
Federated Bond Fund	None	None

Federated Managed Allocation Portfolios:
Federated Target ETF Fund 2015	None	0.25%
Federated Target ETF Fund 2025	None	0.25%
Federated Target ETF Fund 2035	None	0.25%

Federated MDT Series:
Federated MDT All Cap Core Fund	None	None
Federated MDT Balanced Fund	None	None
Federated MDT Large Cap Growth Fund	None	None
Federated MDT Large Cap Value Fund	None	None
Federated MDT Mid Cap Growth Fund	None	None
Federated MDT Small Cap Core Fund	None	None
Federated MDT Small Cap Growth Fund	None	None
Federated MDT Small Cap Value Fund	None	None
Federated MDT Tax Aware/All Cap Core Fund	None	None

Federated Short-Intermediate Duration Municipal Trust	None	0.25%

Federated Stock and Bond Fund	None	None

Federated Total Return Government Bond Fund	None	None

Federated Total Return Series, Inc.:
Federated Mortgage Fund	None	0.25%
Federated Total Return Bond Fund	None	None
Federated Ultrashort Bond Fund	None	0.25%

Federated U.S. Government Securities Fund: 1-3 Years	None	0.25%

Federated U.S. Government Securities Fund: 2-5 Years	None	0.25%

Federated World Investment Series, Inc.
Federated International Small-Mid Company Fund	None	None

Intermediate Municipal Trust:
Federated Intermediate Municipal Trust	None	0.25%

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee
Money Market Obligations Trust:
California Municipal Cash Trust	None	0.25%
Florida Municipal Cash Trust	0.25%	0.25%
Government Obligations Fund	None	0.25%
Government Obligations Tax-Managed Fund	None	0.25%
Michigan Municipal Cash Trust	None	0.25%
Minnesota Municipal Cash Trust	None	0.25%
Municipal Obligations Fund	None	0.25%
New Jersey Municipal Cash Trust	None	0.25%
New York Municipal Cash Trust	None	0.25%
Ohio Municipal Cash Trust	None	0.25%
Pennsylvania Municipal Cash Trust	None	0.25%
Prime Cash Obligations Fund	None	0.25%
Prime Management Obligations Fund	None	0.25%
Prime Obligations Fund	None	0.25%
Prime Value Obligations Fund	None	0.25%
Tax-Free Obligations Fund	None	0.25%
Treasury Obligations Fund	None	0.25%
U.S. Treasury Cash Reserves	None	0.25%
Virginia Municipal Cash Trust	None	0.25%

INSTITUTIONAL SERVICE SHARES EXHIBIT

TO

MULTIPLE CLASS PLAN

1.           Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Shares will consist of

(i)	with respect to money market funds, sales and shareholder servicing by financial intermediaries; and

(ii)	with respect to fluctuating NAV funds, sales and shareholder servicing by financial intermediaries to the following categories of investors (“Eligible Investors”);

•	An investor participating in a wrap program or other fee-based program sponsored by a financial intermediary;
•	An investor participating in a no-load network or platform sponsored by a financial intermediary where Federated has entered into an agreement with the intermediary;
•
A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;

•	An employer-sponsored retirement plan;
•	A trust institution investing on behalf of its trust customers;
•	An investor purchasing Shares through a financial intermediary other than pursuant to an Eligible Investor arrangement described above;
•	An investor, other than a natural person, purchasing Shares directly from the Fund;
•	An investor (including a natural person) who owned Shares as of December 31, 2008; and
•
Without regard to the initial investment minimum, an investor who acquired Institutional Service Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares.

The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided.  In connection with this basic arrangement, Institutional Service Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Institutional Service Shares
Sales Load	None
Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Institutional Service Shares as described in Section 3 of the Plan

2.      CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privileges:
Institutional Service Shares may be exchanged for Institutional Service Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Liberty U.S. Government Money Market Trust and Class K Shares.  Institutional Service Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary Fund Schedule" attached hereto.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

SCHEDULE OF FUNDS

OFFERING INSTITUTIONAL SERVICE SHARES

The Funds set forth on this Schedule each offer Institutional Service Shares on the terms set forth in the Institutional Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee

Federated Adjustable Rate Securities Fund	0.25%

Federated GNMA Trust	0.05%

Federated Income Securities Trust:
Federated Intermediate Corporate Bond Fund	0.25%
Federated Short-Term Income Fund	0.15%

Federated Income Trust	0.05%

Federated Index Trust	0.30%
Federated Max-Cap Index Fund

Federated Institutional Trust:
Federated Government Ultrashort Duration Fund	0.05%
Federated Intermediate Government/Corporate Fund	0.05%

Federated Intermediate Government Fund, Inc.	0.25%

Federated Short-Intermediate Duration Municipal Trust	0.25%

Federated Total Return Government Bond Fund	0.25%

Federated Total Return Series, Inc.:
Federated Mortgage Fund	0.25%
Federated Total Return Bond Fund	0.25%
Federated Ultrashort Bond Fund	0.25%

Federated U.S. Government Securities Fund: 1-3 Years	0.25%

Federated U.S. Government Securities Fund: 2-5 Years	0.05%

Multiple Class Company	12b-1 Fee

Money Market Obligations Trust:
Automated Cash Management Trust	None
Automated Government Cash Reserves	None
California Municipal Cash Trust	None
Connecticut Municipal Cash Trust	None
Government Obligations Fund	None
Government Obligations Tax-Managed Fund	None
Massachusetts Municipal Cash Trust	None
Michigan Municipal Cash Trust	None
Municipal Obligations Fund	None
New Jersey Municipal Cash Trust	0.10%
New York Municipal Cash Trust	0.25%
Ohio Municipal Cash Trust	None
Pennsylvania Municipal Cash Trust	None
Prime Cash Obligations Fund	None
Prime Management Obligations Fund	None
Prime Obligations Fund	None
Prime Value Obligations Fund	None
Tax-Free Instruments Trust	None
Tax-Free Obligations Fund	None
Treasury Obligations Fund	0.25%
U.S. Treasury Cash Reserves	None
Virginia Municipal Cash Trust	None

CLASS K SHARES EXHIBIT

TO

MULTIPLE CLASS PLAN

1.           Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class K Shares will consist of:

(i)           Excepting Federated Kaufmann Fund, sales by financial intermediaries to retirement plans, with shareholder services provided by the retirement plan recordkeepers; and

(ii)            with respect to the Federated Kaufmann Fund, (a) sales by financial intermediaries to retirement plans; (b) the issuance of Class K Shares as provided in the Plan of Reorganization between the Federated-Kaufmann Fund and the Kaufmann Fund; (c) additional investments by former Kaufmann Fund shareholders and related persons; and (d) shareholder services provided by financial intermediaries..

Financial intermediaries and the principal underwriter may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan, in addition, financial intermediaries may receive shareholder service fees for services provided. In connection with this basic arrangement, Class K Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class K Shares
Sales Load	None
Contingent Deferred Sales Charge ("CDSC")	None
Redemption Fee	As set forth in the attached Schedule.
Shareholder Service Fee	As set forth in the attached Schedule
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class K Shares as described in Section 3 of the Multiple Class Plan

2.           Conversion and Exchange Privileges

For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privilege:
With respect to the Kaufmann Fund, shareholders who are former shareholders of The Kaufmann Fund, Inc. and their immediate family members or shareholders who have purchased shares through the financial intermediary relationships that existed for the Kaufmann Fund may exchange their Class K Shares for Class A Shares of any other fund. Investors who are eligible to purchase Class K Shares (e.g. 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, non-qualified deferred compensation plans and IRA rollovers from such plans, directly or through financial intermediaries) may exchange their Class K Shares into Class K Shares of any other Fund.  A Grandfathered Shareholder may exchange into Class K Shares of another Fund only if such shareholder is an eligible investor in the Class K Shares of that Fund.
With respect to the other funds, Class K Shares may be exchanged for Class K Shares, including the Kaufmann Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3.           Redemption Fee

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares will be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.
A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer-sponsored retirement plans.

SCHEDULE OF FUNDS
OFFERING CLASS K SHARES

The Funds set forth on this Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Services Fee	Redemption Fee
Federated American Leaders Fund, Inc.	0.50%	None	None

Federated Equity Funds:
Federated Capital Appreciation Fund	0.50%	None	None
Federated Clover Value Fund	0.50%	None	None
Federated InterContinental Fund	0.50%	None	2% on shares redeemed or exchanged within 30 days of purchase
Federated Kaufmann Fund	0.50%	0.25%	0.20%
Federated Kaufmann Large Cap Fund	0.50%	None	None
Federated Kaufmann Small Cap Fund	0.50%	None	None
Federated Mid-Cap Growth Strategies Fund	0.50%	None	None

Federated Index Trust:
Federated Max-Cap Index Fund	0.50%	None	None

Federated Managed Allocation Portfolios:
Federated Target ETF Fund 2015	0.50%	None	None
Federated Target ETF Fund 2025	0.50%	None	None
Federated Target ETF Fund 2035	0.50%	None	None

Federated MDT Series:
Federated MDT All Cap Core Fund	0.50%	None	None
Federated MDT Balanced Fund	0.50%	None	None
Federated MDT Large Cap Value Fund	0.50%	None	None

Federated Stock and Bond Fund	0.50%	None	None

Federated Total Return Series, Inc.:
Federated Total Return Bond Fund	0.50%	None	None

Federated U.S. Government Securities Fund: 2-5 Years	0.50%	None	None

Money Market Obligations Trust:
Automated Cash Management Trust	0.50%	None	None